Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2008 with respect to the consolidated financial statements included in the Annual Report of ViewCast.com, Inc. on Form 10-KSB for the year ended December 31, 2007.
KBA GROUP LLP
Dallas, Texas
April 4, 2008